UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2017

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879
(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure.

On Tuesday, April 25, 2017, Monster Beverage Corporation (the “Company”) issued a press release, attached hereto as exhibit 99.1, announcing that Rodney C. Sacks, Chairman and Chief Executive Officer of the Company, will speak at the 2017 Beverage Forum in Chicago, IL on Thursday, April 27, 2017.

Mr. Sacks’ interview will be broadcast to all interested parties through a live webcast at approximately 1:15 p.m. Central Time. Advance registration is required, which can be accessed at www.monsterbevcorp.com, under the “Events & Presentations” section. During his interview, Mr. Sacks may make observations regarding the Company’s business and operations  (including, but not limited to, such topics as the energy drink category in the United States and internationally, the Company’s relationship with its primary distribution partner, new product developments, recent sponsorships and opportunities in the United States and internationally). For those who are not able to listen to the live broadcast, an archive of the webcast will also be available on the Company’s website for approximately one year.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith;

Exhibit 99.1 Press Release of the Company issued on April 25, 2017 announcing Rodney C. Sacks’ interview at the 2017 Beverage Forum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: April 25, 2017	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer